UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

NORTHWEST BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street, Warren, Pennsylvania	16365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (814) 726-2140

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Northwest Bancshares, Inc. (the “Company”) was held on April 20, 2016. The Matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 9, 2016. The final results of the shareholder votes are as follows:

Proposal 1 – Election of Directors
Broker
For        Withheld         Non-votes
Robert M. Campana        73,051,655     918,901        12,618,539
John P. Meegan            73,156,234     814,322        12,618,539
Timothy B. Fannin        73,136,464     834,092        12,618,539
Mark A. Paup            71,158,025    2,812,531        12,618,539

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Shareholders approved the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

For                         85,657,570
Against                         611,822
Abstain                      319,703
Broker non-votes                     -0-

Proposal 3 – An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement as follows:

For                        69,793,268
Against                         3,553,857
Abstain                         623,431
Broker non-votes                12,618,539

Item 8.01     Other Events

On April 20, 2016, the Company made the slide presentation attached as Exhibit 99.1 to shareholders during its Annual Shareholders Meeting.

Item 9.01    Financial Statements and Exhibits

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(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Slide presentation made to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.
DATE: April 21, 2016	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer

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